Exhibit 10.43

                                                  Serial No.: BC2015061100000460

SPD BANK

Credit Line Agreement

Contract Edition No.: SPDB201212                          Printed in Apr, 2015

Credit Line Agreement

The Company: NeoPhotonics (China) Co., Ltd. (hereunder referred to as the “Client”)

Main Operation Address: Neophotonics Building, Nanshan District, Hi-tech Zone, Shenzhen City

Contact:                             Telephone:

The Bank: Shanghai Pudong Development Bank Corporation Shenzhen Branch (hereunder referred to as the “Financing Bank”)

Main Operation Address: 25th and 26th Floor, International Chamber of Commerce Center, Futian District

Contact:                             Telephone:

  This agreement is entered into between the two parties through friendly negotiation according to the related laws and regulations and based on the principles of equality, mutual benefit and voluntariness:

Part I General Conditions and Terms

1. Agreement, any document signed between the client and the financing bank during the using period of the credit line, including the Credit Line Change Agreement (format same as that in Attachment I) and the contents in the attached financing documents, shall be parts of this agreement and shall be read along with this agreement.

2. Credit line, for the purpose of this agreement, the using period of credit line means the using period of credit line listed in the Credit Line Form (Part II of this agreement) or the using period of credit line sated in any effective credit line change agreement signed between the client and the financing bank, and it shall be in accordance with whichever later. The client shall apply to the financing bank for use of credit line during such using period of credit line. If the client makes application after such using period of credit line expires, no matter if such credit line is exhausted, the financing bank may reject such application.

The client shall pay the commitment fee based on the credit line obtained in this agreement as well as the rate and method of fee agreed in the Credit Line Form.

3. Change of credit line, any inconsistency between the Conditions and Terms and the Credit Line Form shall be in accordance with the Credit Line Form (including the changes made to the Credit Line Form between the client and the financing bank from time to time based on the Credit Line Change Agreement). For any inconsistency between any attached financing document signed between the client and the financing bank during the credit line using period and this agreement, as for the operation involved in such attached financing document, it shall be in accordance with the attached financing document.

In spite of the regulations above, the financing bank will still be entitled to, when it thinks necessary and out of the needs of protecting the security of its creditor’s rights, noticing the client of the advanced expiration of financing under any attached financing document, under the circumstance of being noticed of advance expiration of financing, the client shall immediately repay the financed fund; for any letter of credit, letter of guarantee/standby letter of credit or bank acceptance issued by the financing bank based on any application by the client, the client shall immediately supplement the margin ratio to 100%.

4. Financing, based on this agreement and any attached financing document, within the credit line and during its period, the client may apply to the financing bank for providing credit financing (collectively referred to as “Financing” in this agreement) as agreed, the types of financing applicable shall be based on the regulations in the Financing Credit Form. The commitment of the financing bank under this agreement can be divided as revocable commitment and irrevocable commitment, for revocable commitment, the financing bank may (but not obliged to) provide the client with financing; for irrevocable commitment, under the circumstance of meeting the related preconditions listed in the Credit Line Form (commercial terms in Part II of this agreement) and/or agreed between the two parties regarding certain operation, the financing bank must fulfill the commitments under this agreement. The client shall pay the commitment fee to the financing bank according to this agreement, which means Commitment Fee = Unused Credit Line * (Annual) Commitment Fee Rate. If the client fails to use part or entire credit line during the using period or this agreement expires in advance, then the financing bank shall have no obligation to refund the commitment fee already paid by the client.

  5. Attached financing document, for the purpose of this agreement, attached financing document means the documents signed by the client, including but not limited to:

(1) As for loans, it means working capital loan contract, fixed assets loan contract and any other loan-type documents that may be signed with the client;

(2) As for notes discounted, it means notes discounting agreement and any other documents that may be signed with the client;

(3) As for commercial acceptance discount, it means commercial acceptance discount agreement and any other document that may be signed with the client;

(4) As for factoring financing, it means factoring financing application and any other documents that may be signed with the client;

(5) As for outward bills or collection bills purchased under letter of credit (including domestic letter of credit), it means agreement of outward bills or collection bills purchased under letter of credit and any other documents that may be signed with the client;

(6) As for inwards bills purchased under LC, it means agreement of inwards bills purchased under LC and any other documents that may be signed with the client;

(7) As for packing loan, it means packing loan agreement and any other documents that may be signed with the client.

(8) As for opening of letter of credit, it means agreement for opening of letter of credit and any other documents that may be signed with the client;

(9) As for opening of letter of guarantee/standby letter of credit, it means agreement for opening of letter of guarantee/standby letter of credit;

(10) As for opening of bank acceptance, it means agreement for opening of bank acceptance and any other documents that may be signed with the client;

(11) Other financing document signed between the client and the financing bank.

For any application made by the client for using the related financing credit, under the circumstance of meeting this agreement and the financing bank requirements, the financing bank shall, based on the conditions in this agreement and the attached financing documents, release financing payments to the client and/or issue commitment to others as required by the client. However, the client shall not cancel or change the already signed or submitted financing application/agreement, or else the client shall pay the financing bank any cost, expense and loss of the financing bank incurred from its cancellation or change of the application/agreement.

  6. Submission of documents, the client guarantees to, prior to signing this agreement or as required by the financing bank, submit the following documents to the financing bank or meeting the related requirements:

(1) Copy of the latest articles of association and business license of the client;

(2) Board meeting resolution for authorizing the client to sign this agreement and the related financing agreement;

(3) Letter of authorization from the client to the authorized representative and signature sample of the authorized agent;

(4) All the attached financing documents that have been legally signed by the client as required by the financing bank;

(5) The payment release date designated by the client or the date required by the client for the financing bank to open letter of credit, letter of guarantee/standby letter of credit or bank acceptance shall be the business day of the financing bank;

(6) Other documents and/or conditions required by the financing bank from time to time.

7. Condition of use of line of credit

   (1) Operation of client is normal and financial condition is good, there was no serious deterioration in operation in recent 3 years.

 (2) Client has no default occurrence described in the agreement.

 (3) If there is security on the business under the agreement, the related security documents should have been signed and got valid before such business is done, and the necessary mortgage and collateral procedures are completed.

 (4) Client provides plan of use of line of credit, the elements and conditions of the specific applied business meets the requirements of relevant laws and credit approval.Meets the specific financing conditions.

 (5) Client has provided reports on productions, operations and financial situation, and promised to provide timely within the valid period and to be supervised and checked by the financing bank.

 (6) The credit to be used does not exceed the outstanding balance of credit line.

 (7) The application of credit use should be within the valid use period, and the date of business conduction should be business day of financing bank.

(8) Other conditions (please refer to other agreed matters in part II if any).

8. Credit line occupied, means the sum of financing payments already released to the client and the amount unpaid by the client and the amount of commitments made to others as required by the client and made by the financing bank at any time based on this agreement and the attached financing documents, but it shall be deducted of the payments that are already paid to the financing bank by the client or the client’s guarantor in form of cash pledge (including guarantee money, etc). Unless otherwise agreed between the two parties.

9. Revolving, for revolving credit line, after the client fulfills its obligations (including repayment of the related financing payments, supplementing to 100% of guarantee money, removing the financing bank of the responsibility to pay others, etc.) under this agreement and its attached financing documents, the already fulfilled obligations involve the recovery of the already occupied credit line, then the client may continue to apply to the financing bank for using credit line according to this agreement during the using period of credit line. Any occupied non-revolving credit line shall not be recovered for using unless consented by the financing bank. Unless otherwise regulated in this agreement, the financing will be entitled to reviewing the client’s circumstances and the collateral’s circumstance, after passing such review by financing bank, the client may continue to use the credit line in next year; in case of not passing the review by financing bank, the financing bank will be entitled to cancel the credit line in next year, except the still effective attached financing documents that will not be affected, the credit line that is unused and will be repaid in the future will not be used again.

10. Security, if the credit line under this agreement has security, then the attached precondition for the client to apply for financing according to this agreement shall be the signing and effect of this security document, if the Credit Line Form has certain requirements on the margin ratio of opening letter of credit, letter of guarantee/standby letter of credit and bank acceptance, then the precondition for the client to apply for opening of letter of credit, letter of guarantee/standby letter of credit and bank acceptance shall be the full payment based on such margin ratio. If the client applies for change of credit line and causes any increase of credit line, the client shall increase security or urge the guarantor to confirm such change and increase security. For those reviewed and approved by the financing bank to continue using the credit line in next year, the client shall ensure the related security to be continuously effective as required by the financing bank.

11. Taxation, unless law dictates that the related tax shall be deducted when the client repays the financing payments, or else the client’s repayment under this agreement shall be fully paid without any deduction. If the client must deduct the related tax according to law, then the client shall, in fifteen (15) days after making the related deduction, issue a tax payment receipt to the financing bank, meanwhile, the client shall pay the financing bank extra payment to enable the payment received by the financing bank equal the amount receivable by the financing bank without any deduction.

12. Statement and guarantee, the client makes the following statements and guarantees, and such statements and guarantees shall be deemed as being repeatedly made by the client when the financing bank provides the client with financing according to this agreement and the attached financing documents, and shall be constantly effective.

(1) The client is an enterprise (public institution) legal person or other economic organization that was established based on applicable law with independent legal qualifications, complete financial system and repayment ability, entitled to entering into and fulfilling this agreement according to law, entitled to signing this agreement and any document related to this agreement, and has adopted any corporate behavior that makes this agreement and any document related to this agreement to be legal, effective and enforceable;

(2) The client’s signing of this agreement and fulfillment of obligations under the agreement has not and will not violate any other contract or document signed, articles of association, any applicable law, regulation or administrative order, related document, judgment or ruling of any authority, and will not be in conflict with any other obligation or arrangement assumed by the client;

(3) The client and any of its shareholders or affiliated companies are not involving in any liquidation, bankruptcy, reforming, merge, consolidation, separation, reshuffle, dissolution, shutdown, suspension or other similar legal procedures, nor having any circumstances that may lead to involving in such legal procedures;

(4) The client is not involving in any economic, civil, criminal or administrative litigation procedure or other similar arbitration procedures that may have major negative influence on itself, nor having any circumstance that may lead to involving in such litigation procedure or similar arbitration procedure;

(5) The client’s legal representative, directors, supervisors or other senior management as well as clients’ major assets are not involving in any enforcement, sealing, seizing, freezing, retention or regulatory measure, nor having any other circumstance that may lead to involving in such measures;

(6) The client guarantees that all the financial statements (if any) issued by itself are in accordance with the applicable laws and regulations, and the statements have authentically, completely and fairly reflected its financial condition; all the materials, documents and information provided by the client about itself and the guarantor to the financing bank during the signing and fulfillment process of this agreement are authentic, effective, accurate and complete without any hiding or omission;

(7) During operational activities, the client has been strictly complying with the applicable laws and regulations, developing various operations strictly in accordance with the scope of business regulated in the business license or according to law, and settling the registered annual inspection procedure timely in each year;

(8) The client has disclosed to the financing bank about the important facts and situations that it knows and supposed to know as well as for the financing bank to determine whether to grant the credit line under this agreement.

(9) The internal management documents of client’s relationship with environment and social risks comply with requirements of relevant laws and regulations, and are implemented effectively.

(10) The client guarantees there's no other circumstance or event that causes or may cause major negative influence on the client contract fulfillment ability.

13. Commitment matters, the client makes the following commitments and such commitments shall be deemed as being repeatedly made by the client when the financing bank provides the client with financing based on this agreement and the attached financing document, and they shall be always effective.

(1) The client shall strictly comply with and fulfill each obligation under this agreement and the attached financing agreements;

(2) Unless otherwise regulated in this agreement or the attached financing documents, the client shall, according to this agreement and the attached financing documents, timely repay the financing payments or advance payments or supplementing 100% of guarantee money as required by the financing bank; the client shall settle, obtain and comply with all the approvals, authorizations, registrations and licenses that are required by the applicable laws and regulations, and maintain their effectiveness, so it can legally sign and fulfill the obligations under this agreement and any document related to this agreement; if the financing bank requires, the client shall immediately issue the related certificates;

(3) Within five (5) business days of the financing bank after knowing that it has involved in any economic, civil, criminal or administrative litigation procedure or similar arbitration procedure that may have major negative influence on itself, or within five (5) business days of the financing bank after knowing that any of its major assets has involved in any enforcement, sealing, seizing, freezing, retention or regulatory measures, the client shall send a written notice to the financing bank and explain the influence in details as well as the relief measures that have already been adopted or plan to adopt;

(4) Without a written consent by the financing bank, the client shall not provide any third party with any security that may have major negative influence on its financial status or its ability to fulfill the obligations under this agreement;

(5) Without written consent from the financing bank, the client shall not repay other long-term debts in advance and such repayment may have major negative influence on the client’s ability to fulfill the obligations under this agreement;

(6) Since signing this agreement and before all the debts under this agreement and the attached financing documents are fully repaid, without a written consent from the financing bank, the client shall not:

① Have liquidation, reforming, bankruptcy, merge, consolidation, separation, reshuffle, dissolution, shutdown, suspension or other similar legal procedures;

② Except for the needs of daily operation, sell, lease, give, transfer or use any other methods to dispose any important asset;

③ Equity structure has any change;

④ Sign any contract/agreement that has major negative influence on the client’s ability to fulfill the obligations under this agreement or assume the related obligations with such influence.

(7) If the security under this agreement encounters certain circumstances or has certain changes, the client shall, as required by the financing bank, timely provide other securities recognized by the financing bank. Such certain circumstance or certain changes include but not limited to the guarantor has production suspension, operation suspension, dissolution, suspension for reforming, suspension or cancellation of business license, application or being applied for reforming or bankruptcy, major change in operational or financial condition, involving in major litigation or arbitration cases, the legal representative/principal having litigation, arbitration or other enforcement measures, decrease or possible decrease of collateral value or seizing and other asset protection measures, having breach of contract under security contract and requirement of cancelling security contract, etc.

(8) As required by the financing bank, the client shall also apply to the notarization authority recognized by the financing bank for the notarization of enforcement effect, the client will be voluntarily decide whether to accept such enforcement.

(9) The client shall timely notice the financing bank of any event that may affect its ability to fulfill the obligations under this agreement and any document related to this agreement.

(10) Special guarantee matters for group clients (applicable for group clients).

       If the client under this agreement is a group client, then the client hereby commits:

  ① The client shall timely report any affiliated transaction with amount high than 10% of the actual credit receiver’s net assets, including: a. Affiliated relationship between each party of transaction; b. Transaction project and transaction nature; c. Amount or ratio of transaction; d. Pricing policy (including the transactions without amount or with only symbolic amount).

    ② If the credit receiver has any of the following circumstances, the client shall be deemed as breach of contract under this agreement, the financing bank will be entitled to unilaterally deciding to cancel the client’s unused credit line, and withdrawing part or entire used credit line or requiring the client to increase the guarantee money to 100%: a. Provide false materials or hide major operational or financial facts; b. Change the original purpose of credit line at will and without consent from the financing bank, appropriate the credit line or use the bank’s credit line to engage in any illegal or violating transactions; c. Use any false contract with the affiliated party to have discount or pledge at the bank with notes receivable, accounts receivable or other creditor’s rights without any trade background, so as to extract fund or credit line from the bank; d. Refuse to accept supervision or inspection on its use of credit funds and the related operational or financial activities by the financing bank; e. Have major merge, acquisition or reshuffle, and the financing bank believes it may affect the security of credit line; f. Use affiliated transaction to purposefully escape the bank’s creditor’s rights.

  (11) Client shall pay non-cancellable commitment fee for the non-cancellable credit line granted under the agreement based on the rate and payment method set forth in the credit line form.

   (12)  Special guarantee, commitment and contract matters of Green Credit: (apply to  the clients who conduct business including nuclear power plants, large hydropower station, water conservancy project, the resources mining projects, the activities of construction, production, operations of which are likely lead to severe changes to the original environmental state and produce adverse environmental and social consequences which are not easy to eliminate and the clients conduct business of oil processing, coking, nuclear fuel processing, chemical raw materials and chemical products, the activities of construction, production, operations of which are definitely lead to severe changes to the original environmental state and produce adverse environmental and social consequences but through slow-release measures can eliminate.

1

The Client state and ensure the risk of management of environmental and social risk including: a. internal management documents related to environmental and social risk is in full compliance with the requirements of the laws and regulations and can be fully carried out; B. there is no major lawsuits related to environmental and social risks;

2

The Client commits to accept financial supervision, strengthen the environmental and social risk management, including: a. Commit all actions related to the environmental and social risk is in full compliance; b. Commits to establish internal safety environmental and social risk management system and detailed regulations of responsibility, obligation and penalties for the relevant responsible staff of the Client responsibility; c. Commits to establish and improve environmental and social risk of emergency mechanism and measures; d. Commits to establish a special department and/or designated personnel responsible for the environmental and social risk; e. Commits to cooperate with the financing bank or its approved third party to check and assess the environmental and social risks of the client; f. In the face of the public and other stakeholders strongly questioned against the client’s performance of controlling the environmental and social risk, undertakes appropriate response or take other necessary actions. G. Commits to supervise and urge client’s crucial related party to strengthen management of safety environmental and social risk and prevent the related environmental and social risk contagion to the Client; h. Commits of financing bank with the other matters related to environmental and social risk;

3

The client commits in the following situations should be timely and fully inform financing bank: a. The status of all kinds of license and approval in the process of commencement of work, construction, operation and shut down related to the social environment and risk; b. The assessment made by the environmental and social risk regulatory agencies and/or its approved agency on account of the status of environmental and social risk of the Client, check the situation; c. The situation of the environmental facilities supporting construction and operation; d. The situation of pollutant emissions and standards; E. The employee's safety and health; f. The situation of adjacent community complaints and protests against Client; g. Significant environmental and social claims; h. Other significant related to the environmental and social risks which should be deemed as significant by the financing bank.

4

The Client and actual credit grantor who has any of the following circumstances shall be deemed as breach this agreement: a. The warranties, guarantees and promises of the Client related to the environmental and social risk management have not been seriously fulfilled. b. the Clint is fined by the relevant government authority on account of poor environmental and social risk management; c. the Client poor is strongly questioned by the public and/or the media on account of environmental social risk management; d. Other events of default related to environmental and social risk management, including cross default events acknowledged by financing bank and the Client;

 If the Client default events occur, the financing line has the right to unilaterally decided: a. Cancellation of the letter of commitment; b. Termination of the appropriation loan, until the Client undertakes remedial measures to the  satisfaction of financing bank; c. The financing bank is entitled to the loan ahead of schedule; d. The financing bank can early exercise related to pledge and other penalties if the client can cannot repay loan, early exercise related to pledge and other penalties; e. Other punishment measures acknowledged by the appointment between the Client and the financing bank;

(13) Client/ agrees and authorize: based on the premise that the financing bank is entitled to provide all contracts/ agreements/committed information between the Client/ and financing bank, including all the relevant conditions of the said contracts/ agreements/committed information and enterprise basic information and all other information to national basic finical credit database, for use of the unit/organization with query qualification without violating compliance of < Management Ordinance of Credit Information Industry > and prohibiting stipulation of related laws and regulations.; In the meantime, financing bank has the right to inquiry and use all the credit information of the Client/ which was recorded in national basic finical credit database. The said authorization covers various segment of financing bank’s business management hereunder before and after signing this agreement and shall be null and void upon the expiration date hereof.

(14) The client hereby confirms that it has fully understood and known about the financing bank’s stance of forbidding its employees to seek any form of interest through their power, and commits to avoid such situations based on the principles of being honest and fair, and never provide the employees of the financing bank with any form of kickback, gift money, valuable securities, valuable gift, various prizes, private expense compensation, private travelling, high-end entertainment, etc.

14. Expense and expenditure, the client shall assume the related expense and taxes according to the laws and regulations as well as this agreement.

15. Penalty interest, the overdue penalty interest and appropriation penalty interest of financing under this agreement and their charging rules shall be agreed in the Credit Line Form or attached financial documents after negotiation between the two parties.

16. Conversion of exchange rate, when calculating any occupied amount, if there’s any inconsistency between the financing currency and the credit line currency, the financing bank will be entitled to converting based on the related exchange rate determined by itself. Whenever any change of exchange rate results in the circumstance that the total of credit line occupied under this agreement is higher than maximum credit line mentioned above, the financing bank will be entitled to requiring the client to immediately repay the extra payment. If there’s any inconsistency between the client’s repayment (including authorized repayment) currency and the financing currency, the financing bank will be entitled to purchasing the foreign exchange and making the payment based on the related exchange rate determined by itself, the risk of exchange rate shall be assumed by the client on its own.

17. Authorized repayment and offset, the client hereby authorizes the financing bank, in case the client fails to repay any due debt to the financing bank, no matter whether such debt is under this agreement or the attached financing documents of this agreement, the financing bank will be entitled to using any fund (in whatever currency) in any account of the client opened at Shanghai Pudong Development Bank Corporation to repay such debt on the client’s behalf, this authorization will be irrevocable, if it involves conversion of exchange rate, the financing bank shall convert it based on the exchange rate determined by itself, and the risk of exchange rate shall be assumed by the client.

18. Debt certificate, the financing bank shall, based on its consistent operation practice codes, keep a set of accounts and certificates in its accounting book that is related to the operational activities involved in this agreement and all the attached financing documents. Except obvious mistakes, the client acknowledges that such record of related accounts and certificates as well as other effective certificate materials shall be effective evidences of the client’s debt.

19. Transfer, the client shall not transfer any of its rights and obligations under this agreement. The financing bank may transfer its rights or obligations under this agreement to any third party at any time, and may disclose to such third party about any information related to this agreement, including any information the client and its guarantor provide to the financing bank for the purpose of this agreement.

20. Information disclosure, the client agrees that besides the disclosure allowed in article 18, for any information related to this agreement, the financing bank may also disclose to its headquarter, branches, affiliated parties and the personnel hired by such institutions, meanwhile, the disclosure made by the financing bank according to any law or regulation as well as required by any regulatory department, government authority or judicial authority shall also be the circumstances of allowed disclosure.

21. Breach of contract, for any violation of any statement or guarantee made by the client in this agreement, or such statement or guarantee is proved to be incorrect, unauthentic, missing or misleading or already violated, and/or the client violates or fails to fulfill any commitment in this agreement, and/or the client violates any regulation in this agreement or any attached financing document under this agreement, and/or the client has any circumstance that may affect the security of loan of the financing bank, and/or the guarantor violates any regulation of any security document, they will constitute the client’s breach of contract vent to this agreement and its attached financing document, besides requiring the client to compensate all the losses including lawyer fee, the financing bank will also have the right (but not obliged) to take one or all of the following measures:

(1) Adjust or cancel the credit line under this agreement;

(2) Announce the debt under any attached financing document of this agreement to entirely or partially expire in advance, and/or terminate this agreement and the entire or partial attached financing documents, and require the client to immediately repay the entire or partial principal and interests of the financing. For the bank acceptance, letter of credit, letter of guarantee/standby letter of credit that are already issued by the financing bank, the financing bank may require the client to increase the amount of guarantee money, or transfer the deposit of the client in the savings or settlement account to its guarantee money account, so as to serve as the guarantee money for payment to others or for possible advance payment by the client; if the financing already has advance payment, then the financing bank will be entitled to requiring the client to immediately repay such advance payment;

(3) Accrue interests based on the penalty interest rate agreed in this agreement or the penalty interest rate agreed in the attached financing documents, as well as accrue and collect compound interests over any overdue interest;

(4) Deduct deposit in any account of the client at the financing bank according to article 16 of this agreement.

22. Applicable law and judicial jurisdiction, this agreement shall be applicable to the laws of the People’s Republic of China (for the purpose of this agreement, not including the laws in Hong Kong and Macao Special Administrative Districts and Taiwan District) and shall be interpreted by it. Any dispute in connection with this agreement may be settled through friendly negotiation; if negotiation fails, it shall be filed to the local People’s Court of the financing bank. During the period of dispute, each party shall continue to fulfill the terms not involving in such dispute.

23. Delivery place of litigation, the client confirms that for any litigation incurred under this agreement, any summon, notice or other judicial document during the litigation process shall be deemed as being delivered as long as it is delivered to the address listed in the beginning of this agreement, any change to the address above shall not be effective for the financing bank without being noticed to the financing bank in advance.

24. Notice, any notice from one party to the other party under this agreement shall be delivered to the address listed in the beginning of this agreement until receiving a written notice from the other party for changing such address. Those being sent to the foresaid address shall be deemed as delivered on the following dates: for letters, it shall be the seventh (7th) operation day of the financing bank after the registered letter is sent out; for personal delivery, it shall be the signing and acceptance date by the recipient; for fax or email, it shall be the sending date of such fax and e-mail. However, all the notices, requirements or other communications sent to or delivered to the financing bank shall all be deemed as delivered after actually received by the financing bank. Besides, all the notices and requirements sent to the financing bank in form of fax or email shall be confirmed in form of delivering the original (with public seal) in person or mailing to the financing bank.

25. Severability of terms, the ineffectiveness, illegality or unenforceability of any term in this agreement or any attached financing document shall not affect the effectiveness, legality and enforceability of other terms in this agreement or any attached financing document.

26. Grace, during the effective period of this agreement, any grace or delayed action by the financing bank to any breach of contract or other behavior of the client shall not damage, affect or limit any right or interest of the financing bank entitled as the creditor according to the laws and this agreement, nor serve as the financing bank’s recognition of the client’s breach of this agreement, and even less deemed as the financing bank’s waiver of its right for the current and future breach of contract by the client.

27. Relation between the previous credit lines and this agreement, unless otherwise agreed between the two parties, if the client and the financing bank have signed credit line agreement before, since this agreement comes into effect, any un-repaid balance of certain operation under such credit line agreement shall be automatically transferred to this agreement and shall directly occupy the credit line under this agreement. The client commits that it will obtain the confirmation from the guarantor under the original credit line agreement for continuing fulfilling the guarantee responsibilities for the debt under this agreement.

28. Effect, this agreement shall come into effect after being signed (or sealed) by the client’s legal representative or authorized agent and being sealed with organization official seal, as well as being signed (or sealed) by the financing bank’s legal representative/principal or the authorized agent and sealed with the organization official seal (or special seal for contract). Unless the financing bank cancels the entire credit line, and the client doesn’t have any balance of financing or debt to the financing bank under this agreement and all the attached financing documents, or else this agreement shall always be effective.

(End of Part I)

Part II Commercial Terms (Credit Line Form)

Name of Client: Neophotonics (China) Co., Ltd.
Description of Credit Line
Amount of Credit Line (Currency)	Renminbi One Hundred and Twenty Million	Using Period of Credit Line (yyyy/mm/dd)	From 2015/06/11 to 2016/06/11
Revolving Method of Credit Line	■ Revolving □ Not revolving
Commitment Fee

□ If the financing commitment by the financing bank under this agreement is revocable, which means the financing bank may (but not obliged to) release financing to the client,

The commitment fee rate shall be:

□ Under the circumstance of meeting the precondition of credit line under this agreement, the financing commitment by the financing bank under this agreement shall be irrevocable commitment,

The commitment fee rate shall be:

Colleting time and method of commitment fee	□ The collecting time shall be the effect date of the credit line in this Credit Line Form, and the collecting method shall be □ Others
Guarantor		Security method	□ Mortgage; □ Pledge; □ Guarantee
Guarantor		Security method	□ Mortgage; □ Pledge; □ Guarantee
Guarantor		Security method	□ Mortgage; □ Pledge; □ Guarantee
Margin ratio of different types of operation	□ Discounting %; □ LC Issuing %; □ Bank Acceptance draft Issuing %; □ Issuing of Letter of Guarantee/Standby Letter of Credit %; □ Others
The Detailed Applicable Financing Types and Credit Line Conditions (please fill out the chosen types of financing with √, and the those not chosen with ×)
	Applicable type of financing	Credit line (amount, currency)	Interest rate/Fee rate	Maximum period of single operation

□ Loan
□ Working capital loan
□ Fixed assets loan
□ Trade financing
□ Commercial notes discounting (including the method of interest payment agreement)
□ Bank note discounting
□ Commercial note discount guarantee (the client as the acceptor)
□ Factoring financing
□ Outward bills purchased under letter of credit (including domestic ones)
□ Inward bills purchased under letter of credit
□ Packing loan
□ Outward bills purchased under collection
□ Opening of letter of credit (including buyer’s usance)
□ Opening of letter of guarantee (including standby letter of credit)
□ Opening of bank acceptance

□ Others

Preconditions for using of the credit line:

(1) The client has normal production and operation activities, excellent financial status and had no severely deterioration of operation status in recent 3 years;

(2) The client had no breach of contract vent stated in the Credit Line Agreement;

(3) The related securities have been effectively implemented, and the security rights and interests have been effectively set (if any);

(4) The client has provided definite using plan of loan commitment credit line;

(5) The client has provided the reports, statements and materials regarding their production, operation and financial activities, and committed to timely provide such materials during the effective period of this agreement and accept the supervisions and inspections from the financing bank;

(6) Meeting the conditions for settling the detailed financing operations;

(7) Preconditions proposed by other financing banks:

Other matters agreed:

Special Notes:

(1) The sum of actually occupied credit liens of each applicable financing type shall under no circumstance exceed the maximum credit line. For the credit line of certain applicable financing type, if the client wants to use it exclusively rather than use it along with other types of applicable financing, it shall separately mark the credit line of such applicable financing type.

(2) If the mortgagor or pledger is the client itself, the guarantor shall fill out with “Ourselves” or the name of the client itself.

(3) The RMB interest rate is annual interest rate, the floating interest rate shall be marked with the floating cycle, the fee rate can be filled out with single amount or ratio.

This agreement shall have four copies of same form, the client shall have one copy, the financing bank shall have three copies, and shall have copies, and each copy shall have equal legal effect.

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  This agreement is signed between the following two parties on July 9, 2015          (date). The client confirms, as signing this agreement, the two parties have made detailed explanations and discussions regarding the entire terms, both parties have no doubt over the entire terms of this agreement, and have accurate and correct understanding on the legal meanings of the related rights and obligations, liability limitations or exception terms.

The Client (Officail Seal): Neophotonics (China) Co., Ltd.	The Financing Bank (Official Seal or Special Seal for Contract)
Legal Representative or Authorized Agent (Signature or Seal)	Legal Representative/Principal or Authorized Agent (Signature or Seal)

Attachment I:

                   Credit Line Change Agreement (Format)

                                                                  Serial No.:

According to the “Credit Line Agreement” entered into between the client and the financing bank, the two parties discussed and reached an agreement to change the credit line that the financing bank grants to the client. The two parties confirm that this Change Agreement shall be an inseparable part of the “Credit Line Agreement”. Unless otherwise regulated in this Change Agreement, all the other terms in the Credit Line Agreement shall not be changed and remain effective. The changed Credit Line Form is as follows:

Serial No. of credit line agreement:
Amount of Credit Line (Currency)	Using Period of Credit Line (yyyy/mm/dd)
Revolving Method of Credit Line	□ Revolving □ Not revolving
Commitment Fee

□ If the financing commitment by the financing bank under this agreement is revocable, which means the financing bank may (but not obliged to) release financing to the client,

The commitment fee rate shall be:

□ Under the circumstance of meeting the precondition of credit line under this agreement, the financing commitment by the financing bank under this agreement shall be irrevocable commitment,

The commitment fee rate shall be:

Colleting time and method of commitment fee	□ The collecting time shall be the effect date of the credit line in this Credit Line Form, and the collecting method shall be □ Others
Guarantor	Security method	□ Mortgage; □ Pledge; □ Guarantee
Guarantor	Security method	□ Mortgage; □ Pledge; □ Guarantee

Guarantor		Security method	□ Mortgage; □ Pledge; □ Guarantee
Margin ratio of different types of operation	□ Discounting %; □ Certificate Issuing %; □ Bank Note Opening %; □ Opening of Letter of Guarantee/Standby Letter of Credit %; □ Others
The Detailed Applicable Financing Types and Credit Line Conditions (please fill out the chosen types of financing with √, and the those not chosen with ×)
	Applicable type of financing	Credit line (amount, currency)	Interest rate/Fee rate	Maximum period of single operation
□ Loan
□ Working capital loan
□ Fixed assets loan
□ Trade financing
□ Commercial notes discount (including the method of interest payment agreement)
□ Bank note discount
□ Commercial note discounting guarantee (the client as the acceptor)
□ Factoring financing
□ Outward bills purchased under letter of credit (including domestic ones)
□ Inward bills purchased under letter of credit

□ Packing loan
□ Outward bills purchased under collection
□ Opening of letter of credit (including buyer’s usance)
□ Opening of letter of guarantee (including standby letter of credit)
□ Opening of bank acceptance
□ Others

Preconditions for using of the credit line:

(1) The client has normal production and operation activities, excellent financial status and had no severely deterioration of operation status in recent 3 years;

(2) The client had no breach of contract vent stated in the Credit Line Agreement;

(3) The related securities have been effectively implemented, and the security rights and interests have been effectively set (if any);

(4) The client has provided definite using plan of loan commitment credit line;

(5) The client has provided the reports, statements and materials regarding their production, operation and financial activities, and committed to timely provide such materials during the effective period of this agreement and accept the supervisions and inspections from the financing bank;

(6) Meeting the conditions for settling the detailed financing operations;

(7) Preconditions proposed by other financing banks:

Other matters agreed:
This agreement shall have copies of same form, the client shall have copies, the financing bank shall have copies and the guarantor (if any) shall have copies, each copy shall have equal legal effect.
Signature of the Client	Signature of the Guarantor

The Client (Public Seal): Legal Representative or Authorized Agent (Signature or Seal): Date:

  The guarantor hereby confirm that it has known the change matters, since the effect date of the Change Agreement, this guarantor shall continue to assume the guarantee liability for the principal debt after the change. Confirmed hereby!

The Guarantor (Public Seal):

Legal Representative or Authorized Agent (Signature or Seal):

Date:

Signature of the Financing Bank
The Financing Bank (Public Seal or Special Seal for Contract): Legal Representative/Principal or Authorized Agent (Signature or Seal): Date: